                                                                      EXHIBIT 21

                           Subsidiaries of the Company

                                                                                Doing Business
Subsidiary                       State of Incorporation                    under the Following Names
----------                       ----------------------                  ------------------------------
Sign Builders of
    America, Inc.                     Delaware                           Sign Builders of America, Inc.

Diamond Tech One, Inc.                Delaware                           Diamond Tech One, Inc

SDI Acquisition Corp.                 Texas                              SDI Acquisition Corp.

Plasmatron Coatings and                                                  Plasmatron Coatings and
     Systems, Inc.                    Pennsylvania                            Systems, Inc.

Field Emission Picture
     Element Technology, Inc.         Delaware                           FEPET, Inc.

Electronic Billboard                                                     Electronic Billboard
     Technology, Inc.                 Delaware                                Technology, Inc.


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